UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
QUOVADX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 488-2019

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
First Amendment to Agreement and Plan of Merger
     As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2007, on April 1, 2007, Quovadx, Inc. (“Quovadx”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Quartzite Holdings, Inc., a subsidiary of Battery Ventures (“Acquirer”), and Acquirer’s wholly-owned subsidiary (“Merger Sub”), in a transaction valued at $136.7 million (the “Merger”). Quovadx, Acquirer and Merger Sub are sometimes referred to herein as the “Parties.”
     Effective April 2, 2007, the Parties entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”). Pursuant to the Amendment, the Parties amended the following sections of the Merger Agreement: 2.02(d), 7.2(a)(B) and 11.1.
     The amendment to Section 2.02(d) modifies the working capital adjustment to Total Merger Consideration (as defined in the Agreement). The amendment to Section 7.2(a)(B) relates to conduct of the business pending closing and the use of working capital. The amendment to Section 11.1 expands the definition of Cash, as the term is used in the Merger Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1. The information contained therein is incorporated by reference.
Cautionary Statements
     The Amendment has been included to provide investors with information regarding its terms. Except for its status as a contractual document that governs the legal relations among the Parties thereto with respect to the transactions described above, the Amendment is not intended to be a source of factual, business or operational information about the Parties.
     This report is being made in respect of a proposed merger transaction involving Quovadx, Acquirer and Merger Sub. In connection with the transaction, Quovadx will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, shareholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.
     The final proxy statement will be mailed to Quovadx’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Quovadx’s web site, www.quovadx.com, or by contacting Linda Wackwitz, Executive Vice President, Chief Legal Officer and Secretary of Quovadx, at telephone number (720) 554-1223.

     Quovadx and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions. Information regarding Quovadx’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
2.1	First Amendment to Agreement and Plan of Merger, dated April 2, 2007, by and among Quovadx, Inc., Quartzite Holdings, Inc. and Quartzite Acquisition Sub, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc. (Registrant)
By:	/s/ Matthew Pullam
	Name:	Matthew Pullam
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: April 3, 2007

Exhibit Index

Exhibit No.

2.1	First Amendment to Agreement and Plan of Merger, dated April 2, 2007, by and among Quovadx, Inc., Quartzite Holdings, Inc. and Quartzite Acquisition Sub, Inc.